EXHIBIT 5
                           GENERAL MOTORS CORPORATION
                            3031 WEST GRAND BOULEVARD
                             DETROIT, MICHIGAN 48202

                                                    October 9, 1996


GENERAL MOTORS CORPORATION
3044 West Grand Boulevard
Detroit, Michigan 48202

Dear Sirs:

      As Attorney for General Motors Corporation (the "Corporation") in connection with the registration of your Debt Securities and Debt Warrants (the "Securities") which will be offered by the Corporation at an aggregate price of up to $1,300,000,000, for issuance from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended, I advise that in my opinion you have full power and authority under the laws of Delaware, the State of your incorporation, and under your Certificate of Incorporation, as amended, to borrow the money and to contract the indebtedness to be evidenced by the said Securities.

      It is my further opinion that the Indenture dated as of December 7, 1995, with Citibank, N.A., as Trustee (the "Indenture"), has been duly authorized, executed and delivered and that the Debt Securities, as provided in the Indenture, and the Debt Warrants, as provided in the Debt Warrant Agreement, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Corporation in accordance with and subject to the terms thereof and of the Indenture and the Debt Warrant Agreement, as the case may be.

      I hereby consent to the use of the foregoing opinion as Exhibit 5 of your Registration Statement filed with the United States Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the above mentioned Securities and to the use of my name in such Registration Statement and in the related Prospectus under the heading "Legal Opinions".

                                           Very truly yours,



                                           /s/ Martin I. Darvick
                                           ---------------------
                                           Martin I. Darvick
                                           Attorney